Exhibit 99.1

China Gengsheng Minerals, Inc. Awarded $1.46 Million
Fracture Proppants Contract by PetroChina

- $5.3 Million Contracts Signed with Oil Firms from April to June -

Gongyi, China, June 30, 2008 – China Gengsheng Minerals, Inc. (OTCBB:CHGS) ("Gengsheng" or "the Company"), a leading manufacturer in China of industrial materials capable of withstanding high temperature, saving energy and boosting productivity in certain industries such as steel and oil, today announced that it has signed a $1.46 million fracture proppants supply contract with China National Petroleum Corporation (CNPC)’s Jidong Oil Field in Tangshan, Hebei province.

According to the contract, Gengsheng will start shipping the medium-density and high-strength fracture proppants, as well as the high-density and high-strength ones immediately through the end of 2008. Fracture proppants are used by oil and gas drillers to extract pockets of oil and natural gas scattered underground. The high-density and high-strength kind of proppants are considered a more technologically advanced product and Chinese oil companies currently source them mostly from overseas manufacturers.

This is the second product sales contract Gengsheng has signed with CNPC this month. On June 4, 2008, it announced a $1.6 million fracture proppants contract with CNPC’s Jilin Oil Group in Jilin province.

Overall, Gengsheng has inked a total of $5.3 million contracts from April to June 2008 to supply fracture proppants to major Chinese oil companies, including CNPC, China National Offshore Oil Corporation, and China Petroleum and Chemical Corporation.

"Our fracture proppants business continues to grow at a faster pace than we expected," said Mr. Shunqing Zhang, Chairman, CEO and President of Gengsheng. "We expect that this momentum in fracture proppants sales will help us meet our 2008 commercial objectives."

About China Gengsheng Minerals, Inc.

China Gengsheng Minerals, Inc. ("Gengsheng") develops, manufactures and markets a broad range of mineral-based industrial material products, including monolithic refractories, industrial ceramics and fracture proppants. A market leader offering customized solutions, Gengsheng sells its products primarily to the iron-and-steel industry as heat-resistant components for steel-making furnaces, industrial kilns and other high-temperature vessels to guarantee and improve the productivity of those expensive pieces of equipment while reducing their consumption of energy. Founded in 1986 and based in China’s Henan province, Gengsheng currently has over 200 customers in the iron, steel, oil, glass, cement, aluminum and chemical businesses located in China and in 11 other countries. Gengsheng conducts business through Gengsheng International Corporation, a British Virgin Islands company, and its Chinese subsidiaries, which are Henan Gengsheng Refractories Co., Ltd., Zhengzhou Duesail Fracture Proppant Co., Ltd. and Henan Gengsheng High Temperature Materials Co., Ltd.

For more information about the Company, please visit http://www.gengsheng.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Gengsheng Minerals, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the Company’s ability to meet its projected output for the term of the supply contract; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

In China:
Mr. Fulong Zheng
Investor Relations
China Gengsheng Minerals, Inc.
Tel: +86-371-6405-9846
Email: zflde@163.com

In the U.S.:
Valentine Ding
Investor Relations
Grayling Global
Tel: +1-646-284-9412
Email: vding@hfgcg.com

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